Power of Attorney

Each of the undersigned, on June 19, 2014, hereby constitutes and appoints Mr. Youdai Zhan and Mr. Alex Chin, or any of them, as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for him, her or it and in his, her or its name, place and stead and on his, her or its behalf, in any and all capacities, to (i) sign any Rule 13e-3 transaction statement on Schedule 13E-3 or any Rule 13d statements on Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all amendments thereto and any other document relating thereto (including any joint filing agreement or acknowledgement letter) (each a “Filing”), in connection with the transactions contemplated by the Contribution Agreement dated June 19, 2014, among the undersigned and certain other parties thereto and (ii) file any such Filings required to be filed pursuant to the Exchange Act with the United States Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until revoked by him, her or it in a signed writing delivered to the attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date first-above written.

CID Greater China Venture Capital Fund III, L.P.

By: /s/ Hubert Chang
Name: Hubert Chang
Title: Director

Cai Jianxuan

/s/ Cai Jianxuan

Ample Gold International Ltd.

By: /s/ Wong Hung Yu
Name: Wong Hung Yu
Title: Director

Li Hoi Yeung

/s/ Li Hoi Yeung

Huang Shunmian
/s/ Huang Shunmian

Wong Ka Wa

/s/ Wong Ka Wa

Jade Lane Group Limited

By: /s/ Chen Wenxuan
Name: Chen Wenxuan
Title: Director

HFG Investments, Ltd.

By: /s/ Zhang Zhihao
Name: Zhang Zhihao
Title: Director

Value Partners Hedge Master Fund Limited

By: /s/ Eric Chow Cheung
Name: Eric Chow Cheung
Title: Investment Director

Halter Financial Investments, L.P.

By: /s/ George L. Diamond
Name: George L. Diamond
Title: Secretary

Ying Wong

/s/ Ying Wong

Xu Yihong

/s/ Xu Yihong

Heping Wang

/s/ Heping Wang

Arthur Investments Advisory Co Ltd

By: /s/ Gong Maoquan
Name: Gong Maoquan
Title: Director

Yuanjia Xu

/s/ YuanjiaXu

Wensi Zhang

/s/ Wensi Zhang

Daiwu Chen

/s/ Daiwu Chen

Hui Deng

/s/ Hui Deng

Hong Hu

/s/ Hong Hu

Hong Zhang

/s/ Hong Zhang

Zhang Yizi

/s/ Zhang Yizi

Xiang Zhou

/s/ Xiang Zhou

Xi Liang

/s/ Xi Liang

James H. Groh

/s/ James H. Groh

Heritage Management Consultants

By: /s/ James H. Groh
Name: James H. Groh
Title: President